Exhibit 16.1
[GRANT THORNTON LLP LETTERHEAD]
March 1, 2011
U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549
Re: Impax Laboratories, Inc.
File No. 001-34263
Dear Sir or Madam:
We have read Item 4.01 of Form 8-K of Impax Laboratories, Inc. dated February 28, 2011, and agree with the statements concerning our Firm contained therein.
Very truly yours,
/s/ Grant Thornton LLP